Exhibit 99.4

REVOCABLE PROXY

FOX CHASE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

                    , 2010

        :         a.m., Local Time

________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Fox Chase Bancorp, Inc., consisting of              and             , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Fox Chase Bancorp, Inc. which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on             , 2010 at             :             a.m., local time, at             ,             , Pennsylvania and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) Fox Chase MHC, which currently owns approximately 59.9% of the common stock of Fox Chase Bancorp, will merge with and into Fox Chase Bancorp, with Fox Chase Bancorp being the surviving entity; (B) Fox Chase Bancorp will merge with and into new Fox Chase Bancorp, a Maryland corporation recently formed to be the holding company for Fox Chase Bank, with new Fox Chase Bancorp being the surviving entity; (C) the outstanding shares of Fox Chase Bancorp, other than those held by Fox Chase MHC, will be converted into shares of common stock of new Fox Chase Bancorp; and (D) new Fox Chase Bancorp will offer shares of its common stock for sale in a subscription offering and, if necessary, in a direct community offering and/or syndicated community offering.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The following informational proposals:

2a	Approval of a provision in new Fox Chase Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Fox Chase Bancorp’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2b	Approval of a provision in new Fox Chase Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Fox Chase Bancorp’s outstanding voting stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Richard M. Eisenstaedt and Anthony A. Nichols, Sr.

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

4.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Fox Chase Bancorp, Inc. for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.